UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

MICHAEL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-112714	13-4151741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 400 Minnetonka, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

(952) 258-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Amendment to Limited Liability Company Agreement. On December 21, 2009, Michael Foods Investors, LLC (the “LLC”), the indirect parent of Michael Foods, Inc., entered into a Third Amended and Restated Limited Liability Company Agreement in order to create a new class of limited liability company units, Class H Units. The Class H Units will participate in distributions of the LLC after a certain threshold amount of distributions have been made to all other unitholders of the LLC, and the Class H Units will be issued to an existing employee of Michael Foods, Inc.

2. Amendment to Securityholders Agreement. Also on December 21, 2009, the LLC entered into a Fourth Amendment to Securityholders Agreement of the LLC in order to include the Class H Units in the description of units of the LLC subject to such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL FOODS, INC.

Date: December 22, 2009	By:	/s/ James E. Dwyer, Jr.

	Its:	Chief Executive Officer and President